UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 2, 2020

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item. 1.01 Entry into a Material Definitive Agreement.

Second Supplemental Indenture

On November 2, 2020 Baxter International Inc. (“Baxter”) entered into a Second Supplemental Indenture, dated November 2, 2020 (the “Supplemental Indenture”), to the Indenture, dated March 26, 2020 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the previously announced offering by Baxter of $650,000,000 aggregate principal amount of its 1.730% Senior Notes due 2031 (the “Notes”).

The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act.

Baxter received approximately $645 million in net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ (as defined below) discounts, but before offering expenses. Baxter intends to use the net proceeds from the sale of the Notes, together with cash on hand, to redeem the $750,000,000 aggregate principal amount of 3.75% Senior Notes due 2025 (the “2025 Notes”), which it originally issued in March 2020. Baxter used the net proceeds from the issuance of the 2025 Notes for general corporate purposes, including to strengthen its balance sheet as a precautionary measure in light of the ongoing COVID-19 pandemic. This Current Report on Form 8-K does not constitute a notice of redemption. Baxter submitted a notice of redemption to the holders of the 2025 Notes on October 29, 2020. The redemption date for the 2025 Notes is November 8, 2020.

Baxter may redeem the Notes at any time prior to January 1, 2031, in whole at any time or in part, from time to time, at Baxter’s option, at a “make-whole” redemption price.

On or after January 1, 2031, the Notes will be redeemable in whole at any time or in part, from time to time, at Baxter’s option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Subject to certain qualifications and exceptions, the Indenture limits Baxter’s ability and the ability of certain of Baxter’s subsidiaries to create liens on assets and limits Baxter’s ability to merge or consolidate with any other entity or sell, transfer or lease all or substantially all of Baxter’s properties and assets.

The Indenture also provides for certain events of default with respect to the Notes (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods), including, but not limited to, (i) failure to pay interest for 30 days, (ii) failure to pay principal or premium when due, (iii) failure to perform, or breach of, any other covenant or warranty in the Indenture for 90 days after notice is given by the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes and (iv) certain specified events of bankruptcy, insolvency or reorganization of Baxter.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of October 29, 2020, by and among Baxter, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”).

Registration Rights Agreement

On November 2, 2020, Baxter and the Initial Purchasers entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). Baxter agreed under the Registration Rights Agreement to (i) use its commercially reasonable efforts to file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes and (ii) use its commercially reasonable efforts to have such registration statement declared effective under the Securities Act.

If the exchange offer is not completed on or before April 26, 2022, Baxter will use its commercially reasonable efforts to file, and will use its commercially reasonable efforts to have become and keep effective, a shelf registration statement relating to the resales of the Notes.

If Baxter fails to satisfy this obligation (a “registration default”) under the Registration Rights Agreement, the annual interest rate on the Notes will increase by 0.25% per annum (“additional interest”) for the first 90-day period beginning on the day immediately following such registration default. The annual interest rate on the Notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per annum. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level. The payment of additional interest shall be the sole and exclusive remedy for the holders of Notes in the event of a registration default.

If Baxter must pay additional interest, Baxter will pay it to the holders of the Notes in cash on the same dates that it makes other interest payments on the Notes, until the registration default is corrected or the related Note ceases to be a registrable security under the Registration Rights Agreement.

The preceding is a summary of the terms of the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement, and is qualified in its entirety by reference to the Base Indenture, which was filed as Exhibit 4.1 to Baxter’s Current Report on Form 8-K filed on March 27, 2020, the Supplemental Indenture listed as Exhibit 4.1 to this report and the Registration Rights Agreement listed as Exhibit 4.2 to this report, each of which is incorporated herein by reference as though fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 29, 2020, Baxter provided certain guidance for full year 2020, including U.S. GAAP diluted earnings per share guidance of $2.41 to $2.44 per share. In connection with the redemption of the 2025 Notes, including the related make-whole premium, Baxter expects to recognize a pre-tax debt extinguishment loss of approximately $110 million (approximately $85 million, or $0.16 per diluted share, on an after-tax basis). After giving effect to that debt extinguishment loss, Baxter’s full year 2020 U.S. GAAP diluted earnings per share guidance is now $2.25 to $2.28 per share. The debt extinguishment loss will be presented as a special item, so Baxter’s adjusted diluted earnings per share, excluding special items, guidance remains unchanged. Refer to our Form 8-K, dated October 29, 2020, for a reconciliation of Baxter’s U.S. GAAP diluted earnings per share guidance to our adjusted diluted earnings per share guidance. The only change to that reconciliation is the addition of the estimated $0.16 per share impact of the debt extinguishment loss, net of tax, as an adjusting item.

Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to statements regarding the potential impact of the redemption of the 2025 Notes on Baxter’s U.S. GAAP diluted earnings per share guidance for full year 2020 issued on October 29, 2020. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the novel strain of coronavirus (COVID-19), including related resurgences, on us and our customers and suppliers, including foreign governments in countries in which we operate; breaches or failures of Baxter’s information technology systems or products, including by cyberattack, unauthorized access or theft (as a result of increased remote working arrangements or otherwise); the adequacy of Baxter’s cash flows from operations (which may be negatively impacted by collectability concerns as a result of the COVID-19 pandemic or otherwise) and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; the impacts of the material weakness identified as a result of the internal investigation and our remediation efforts, including the risk that we may experience additional material weaknesses or other deficiencies; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Forms 10-K and 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit Number	Description

4.1
Second Supplemental Indenture, dated as of November 2, 2020, to the Indenture, dated as of March 26, 2020, between Baxter International Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, (including form of 1.730% Senior Notes due 2031).

4.2
Registration Rights Agreement, dated as of November 2, 2020, by and among Baxter International Inc. and BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 6, 2020

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Name:	James K. Saccaro
Title:	Executive Vice President and Chief Financial Officer